As filed with the Securities and Exchange Commission
                             on June 10, 1997.
                       Registration No. 333-




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                            -------------------

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            -------------------

                         OSICOM TECHNOLOGIES, INC.
          (exact name of registrant as specified in its charter)

     New Jersey                    3672               22-2367234
(State or other jurisdiction   (Primary Standard       (I.R.S.
of incorporation or            Industrial Classifi-    Employer
organization)                  cation Code Number)    Identification No.


                        2800 28th Street, Suite 100
                      Santa Monica, California 90405
                              (310) 581-4030
(Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                                PAR CHADHA
                          Chief Executive Officer
                         Osicom Technologies, Inc.
                        2800 28th Street, Suite 100
                      Santa Monica, California 90405
                              (310) 581-4030
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -------------------

                                 Copy to:
                          W. RAYMOND FELTON, ESQ.
               Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
                         Metro Corporate Campus I
                           Post Office Box 5600
                       Woodbridge, New Jersey  07095
                              (908) 549-5600
                             -------------------

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
                             -------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ___


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ___

                      CALCULATION OF REGISTRATION FEE



                                Proposed                           Proposed
Title of each                   Maximum                            Maximum
Class of          Amount        Offering          Aggregate        Amount of
Securities to     to be         Price per         Offering         Registration
be Registered     Registered    Share (1)         Price            Fee

Common Stock,
  par value $.10
  per share        674,419      $ 7.19(1)       $4,849,072.60      $1,469.42

------------------------
(1) Estimated pursuant to Rule 457 based upon the closing price of the Common Stock on June 5, 1997 as reported on The Nasdaq Small Cap Market solely for the purpose of computing the registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    OSICOM TECHNOLOGIES, INC.
                      Cross Reference Sheet


Form S-3 Item No. and Caption       Prospectus Caption

1.  Forepart of the Registration    Outside Front Cover Page
    Statement and Outside Front
    Cover Page of Prospectus

2.  Inside Front and Outside Back   Inside Front Cover;
    Cover Pages of Prospectus       Outside Back Cover Page

3.  Summary Information, Risk       Prospectus Summary;
    Factors and Ratio of Earnings   The Company; Risk Factors
    to Fixed Charges

4.  Use of Proceeds                 Use of Proceeds

5.  Determination of Offering       Not Applicable
    Price

6.  Dilution                        Not Applicable

7.  Selling Security Holders        Not Applicable

8.  Plan of Distribution            Outside Front Cover Page;
                                    Plan of Distribution

9.  Description of Securities       Not Applicable
    to be Registered

10. Interest of Named Experts and   Not Applicable
    Counsel

11. Material Changes                Not Applicable

12. Incorporation of Certain        Incorporation of Certain
    Information by Reference        Documents by Reference

13. Disclosure of Commission        Indemnification
    Position on Indemnification
    for Securities Act Liabilities

             SUBJECT TO COMPLETION, DATED JUNE 10, 1997


PROSPECTUS


                           674,419 SHARES

                      OSICOM TECHNOLOGIES, INC.

                            COMMON STOCK

  This Prospectus relates to an aggregate of 674,419 shares of Common Stock, par value $.10 per share (the "Shares") of Osicom Technologies, Inc., a New Jersey corporation ("Osicom" or the "Company"). The Shares being registered hereby are to be offered for the account of the holder thereof ("Selling Shareholder"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder. See "Selling Shareholder" and "Plan of Distribution." All expenses incurred in connection with this offering are being borne by the Selling Shareholder.

  The Company has been advised by the Selling Shareholder that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares may be sold from time to time in the over-the-counter market at then prevailing prices or in privately negotiated transactions, and that usual and customary brokerage fees may be paid by the Selling Shareholder in connection therewith. See "Selling Shareholder" and "Plan of Distribution."

  The Company's Common Stock is quoted on the Nasdaq Market under the symbol "FIBR." On June 2, 1997, the closing price for the Common Stock was $7.50 as reported by Nasdaq.


              -----------------------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The date of this Prospectus is June   , 1997

  No dealer, salesperson or other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                        AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the
"Commission"). Such reports, proxy statements and other information can be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is quoted on Nasdaq, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq
Operations, 1735 K Street, N.W., Washington, D.C.

  The Company has filed with the Commission a registration statement on Form S-3 (copies of which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities
Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration
Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.

          INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-15810) are hereby incorporated by reference in this Prospectus, except as otherwise superseded or modified herein:

  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997.
  (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1997.
  (c) The Company's Registration Statement on Form S-4 dated September
      9, 1996.
  (d) The Company's Registration Statement on Form S-3 dated March 10,
      1997.
  (e) All documents subsequently filed by the Company pursuant to
      Section 13, 14, or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will furnish without charge to each person to whom this Prospectus is delivered, upon his written or oral request, a copy of any of all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                      OSICOM TECHNOLOGIES, INC.
                     2800 28th Street, Suite 100
                   Santa Monica, California 90405
                       Attention:  Par Chadha
                           (310) 581-4030

                          OFFERING SUMMARY


  The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

                             THE COMPANY

  Osicom designs, manufactures and markets transmission, networking, remote access and connectivity products for use in local area networks ("LANs"), wide area networks ("WANs") and broadband global networks. Osiocm's products include remote access products, hubs and switches, high-performance network adapters, network peripherals, video switches and routers, and a family of products to build broadcast systems over copper, fiber or wireless transmission media.

  Osicom targets high growth markets in the networking arena that leverages our core competencies in:

  -- High speed LAN workgroup and Remote Access routing product portfolio

  --  Growing diversified customer base

  --  Competency in distributed LAN connectivity

  --  Modular media and access chip design and data flow modeling

  --  Tuneable drivers

  --  Communications protocols

  --  Operating Systems Knowledge

  --  Systems integration

  Market segments targeted are the extended workgroup, featuring high speed LAN solutions (i.e. speeds in excess of 100 Mbps) and the connection of those groups to network backbones via public switched facilities through the use of remote access router based technologies.

  In September 1996, Osicom acquired the five operating subsidiaries of Builders Warehouse Association, Inc. ("BWAI"). The BWAI subsidiaries design, manufacture and market networking, connectivity and add-on products for LAN markets. The BWAI products include network adapters, hubs, Ethernet switches, video cards, shared printer network servers and adapters and printer enhancement products and products utilizing Phase-Locked Loop, direct analog, and direct digital RF synthesis. The products are sold worldwide to OEMs and distributors.

                            RISK FACTORS

  Prospective investors should carefully consider the following factors regarding an investment in Osicom Common Stock, in addition to the other information contained in this Prospectus.

Volatility of Common Stock Prices

  There has been significant volatility in the market prices of securities of companies in the networking industry, including the Osicom Common Stock. Various factors and events, including those relating specifically to Osicom, its vendors or its competitors and those relating generally to the industry, may have a significant impact on the trading price of the Osicom Common Stock.

Competition

  The markets for the products and services of the Company are intensely competitive, highly fragmented and characterized by rapidly changing technology, evolving industry standards, price competition and frequent new product introductions. A number of companies offer products that compete with one or more of the Company's products.

The Company's current and prospective competitors include original equipment manufacturers ("OEMs"), product manufacturers of Internet access and remote LAN access equipment, and manufacturers of LAN servers and client access and network systems products. In the Internet access and remote LAN access equipment market, the Company competes primarily with Cisco, 3Com, U.S. Robotics, Ascend Communications, Tektronics, Scientific Atlanta, Grandalf, Cabletron, BAY Network, Network Peripherals, Interphase, Microdyne, Asante, and several other companies. The Company has experienced and expects to continue to experience increased competition from current and potential competitors, many of whom have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base than the Company. Accordingly, such competitors or future competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than the Company. In particular, established companies in the personal computer industry may seek to expand their product offerings by designing and selling products using competitive technology that could render the Company's products obsolete or have a material adverse effect on the Company's sales. The markets in which the Company competes currently are subject to intense competition and the Company expects additional price and product competition as other established and emerging companies enter these markets and new products and technologies are introduced. Increased competition may result in further price reductions, reduced gross margins and loss of market share, any of which could materially and adversely affect the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully against current and future competitors, or that competitive factors faced by the Company will not have a material adverse effect on the Company's business, operating results and financial conditions.

New Product Development and Rapid Technological Change;
Dependence on
LAN and WAN Technologies

  The personal computer industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The Company's future success will depend on its ability to enhance its existing products and to introduce new products to meeting changing customer requirements and emerging technologies. As other communications technologies such as Gigabit Ethernet, Fibre Channel, Frame Relay, Asynchronous Transfer Mode ("ATM"), Asymmetric Digital Subscriber Line ("ADSL") and communication over copper, fiber or wireless networks, are developed and gain market acceptance, the Company will be required to enhance its connectivity products to support new LANs and WANs, including Internet access technologies, or if its current and prospective future products do not achieve widespread customer acceptance as a result of the adoption of alternative technologies, the Company's business, operating results and financial condition would be materially and adversely affected. The Company has historically derived a substantial majority of its revenues from the sale of networking products. In the event that current LAN and WAN technology is modified or replaced and the Company is unable to modify its products to support new technology, or alternative technologies, the Company's business, operating results and financial condition could be materially and adversely affected. The Company has in the past and may in the future experience delays in new product development. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements; that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant degree of market acceptance. Failure of the Company, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner would have a material adverse effect on the Company's business, operating results and financial condition. In addition, the future introductions or even announcement of products by the Company or one of its competitors embodying new technologies or changes in industry standards or customer requirements could render the Company's then-existing products obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by the Company or one or more of its competitors will not cause customers to defer purchase of existing Company products. Such deferment of purchases could have a material adverse effect on the Company's business, operating results and financial condition.

  Complex products such as those offered by the Company may contain undetected or unresolved defects when first introduced or as new versions are released. There can be no assurance that, despite testing by the Company, defects will not be found in new products or new version or products following commercial release, resulting in loss of market share, delay in or loss of market acceptance, or product recall. Any such occurrence could have a material adverse effect upon the Company's business, operating results or financial condition.

Dependence on Contract Manufacturers and Limited Source Suppliers

  Though the Company manufactures many of its own products, it also materially relies upon independent contractors to manufacture to specification certain of its other components, subassemblies, systems and products. The Company also relies upon limited-source suppliers for a number of components used in the Company's products, including certain key microprocessors and integrated circuits. There can be no assurance that these independent contractors and suppliers will be able to meet the Company's future requirements for manufactured products, components and subassemblies in a timely fashion. The Company generally purchases limited-source components pursuant to purchase orders and has no guaranteed supply arrangements with these suppliers. In addition, the availability of many of these components to the Company is dependent in part by the Company's ability to provide its suppliers with accurate forecasts of its future requirements. The Company believes that there are alternative suppliers of alternative components for all of the components contained in its products. However, any extended interruption in the supply of any of the key components currently obtained from a limited source would disrupt its operations and have a material adverse effect on the Company's business, operating results and financial condition.

Dependence on Proprietary Rights and Technology

  The Company's ability to compete is dependent in part on its proprietary rights and technology. The Company relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contract provisions to protect its proprietary rights. The Company generally enters into confidentiality agreements with its employees, and sometimes with its resellers, distributors, customers and potential customers and limits access to the distribution of its software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent the misappropriation of its technology. Furthermore, though the Company has been issued patents, there can be no assurance that the patent application process will be beneficial to the Company. Patents applications may be denied. Any patents, once issued, may be circumvented by competitors of the Company. Furthermore, there can be no assurance that others will not develop technologies that are superior to the Company's. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect the Company's proprietary rights as fully as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology.

Dependence on Key Personnel

  The Company's business and prospects depend to a significant degree upon the continuing contributions of its key management, sales, marketing, product development, and administrative personnel. The Company does not have employment contracts with most of its key personnel and does not maintain any key person life insurance policies. The loss of key management or technical personnel could materially and adversely affect the Company's business, operating results and financial condition. The Company believes that its prospects depend in large part upon its ability to attract and retain highly-skilled engineering, managerial, sales, marketing and administrative personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Failure to attract and retain key personnel could have a material adverse effect on the Company's business, operating results and financial conditions.

Compliance and Regulations and Evolving Industry Standards

  The market for the Company's products is characterized by the need to meet a significant number of communications regulations and industry standards, some of which are evolving as new technologies are deployed. In the United States, the Company's products must comply with various regulations defined by the Federal Communications Commission and standards established by Underwriters Laboratories and Bell Communications Research for some public carrier services, installed equipment does not fully comply with current industry standards, and this noncompliance must be addressed in the design of the Company's products. Standards for new services such as Frame Relay, ATM, Gigabit Ethernet and Fibre Channel are still evolving. The Company is a member of several standards committees including Gigabit Ethernet, ATM and FDDI, to enable the Company to participate in the development of standards for emerging technologies. However, as the standards evolve, the Company will be required to modify its products or develop and support new versions of its products. The failure of the Company's products to comply or delays in compliance, with the various existing and evolving industry standards could delay introduction of the Company's products, which could materially and adversely affect the Company's business, operating results and financial condition.

  Government regulatory policies are likely to continue to have a major impact on the pricing of existing as well as new public network services and therefore are expected to affect demand for such services and the telecommunications product that support such services. Tariff rates, whether determined by network service providers or in respondent regulatory directives, may affect the cost-effectiveness of deploying communication services. Such policies also affect demand for telecommunications equipment, including the Company's current and planned products.

  In foreign countries, the Company's products are subject to a wide variety of governmental review and certification requirements. Any future inability to obtain on a timely basis foreign regulatory approvals could materially and adversely affect the Company's business, operating results and financial condition.

Control by Directors, Executive Officers and Principal
Shareholders

  The present directors, executive officers and principal shareholders, and their affiliates and related persons beneficially own approximately 34% of the outstanding shares of the Company's Common Stock. As a result, these shareholders will have a significant influence upon all matters requiring shareholder approval, including the election of directors, and will continue to have significant influence over the affairs of the Company. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company.

Shares Eligible for Future Sale

  No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of Common Stock for future sales, will have on the market price of Common Stock prevailing from time to time. Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Company's common stock.

Forward-Looking Statements

  This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include the Company's plans to introduce Gigabit Ethernet, ATM switches for workgroups and enterprise markets, scalable routers with broad practical support and aggregation possibilities, and the Company's plans to develop new products, expand its sales force, expand its customer base, make acquisitions and expand within international markets. Such forward-looking statements also include the Company's expectations concerning factors affecting the markets for its products, such as demand for increased bandwidth, the migration from private to public networks, growth in the corporate use of the Internet, expansion of switches between LANs, remote access for corporate networks, deregulation and increased competition, the introduction of a wide range of new communication service and technologies and growth in the domestic and international market for network access solution. Actual results could differ from those projected in any forward-looking statements for the reasons detailed in the other sections of the "Risk Factors" portion of this Prospectus, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Fluctuations in Quarterly Operating Results

  The Company's backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for the quarter. To achieve its sales objective the Company is dependent upon obtaining orders during each quarter for shipment in that quarter. Furthermore, the Company's agreements with its customers typically provide that they may change delivery schedules and cancel orders within specified time frames, typically 30 days or more prior to the scheduled shipment date, without significant penalty. The Company's customers have in the past built, and may in the future build, significant inventory in order to facilitate more rapid deployment of anticipated major projects or for other reasons. Decisions by such customers to reduce their inventory levels have led and could lead to reductions in purchases from the Company. These reductions, in turn, have and could cause fluctuations in the Company's operating results and have had and could have an adverse effect on the Company's business, financial condition and results of operations in the periods in which the inventory is reduced.

  Delays or lost sales have and can be caused by other factors beyond the Company's control, including late deliveries by other vendors of components in a customer's system, changes in implementation priorities, slower than anticipated growth in demand for the services that the Company's products support and delays in obtaining regulatory approvals for new services. Delays and lost sales have occurred in the past and may occur in the future. Operating results in recent periods have been adversely affected by delays in receipt of significant purchase orders from customers. In addition, the Company has in the past experienced delays as a result of the need to modify its products to comply with unique customer specifications. These and similar delays or lost sales could materially and adversely affect the Company's business, operating results and financial condition.

  The Company's industry is characterized by declining prices of existing products, therefore continual improvements of manufacturing efficiencies and introduction of new products and enhancements to existing products are required to maintain gross margins. In response to customer demands or competitive pressures, or to pursue new product or market opportunities. The Company may take certain pricing or marketing actions, such as price reductions, volume discounts, or provisions of services at below market rates. These actions could materially and adversely affect the Company's business, operating results and financial condition.

Management of Growth

  The Company has experienced growth through acquisitions as well as internal growth. The future near-term success of the Company will depend upon achieving harmonious relations among key employees, combining operations to realize efficiencies in manufacturing, marketing and sales, and implementing product strategies which allow the benefits of research and development advances in individual subsidiaries to be utilized throughout the Company as a whole. The Company's ability to achieve these objectives will materially affect its business, prospects and financial condition.

                            THE OFFERING


Shares of Common Stock offered...................674,419 Shares

Use of Proceeds..................................The Shares are not
                                                 owned by the Company;
                                                 accordingly, the
                                                 Company will receive
                                                 none of the proceeds
                                                 from the sale thereof.

NASDAQ Market Symbol.............................FIBR

                           USE OF PROCEEDS

  The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder.

                         SELLING SHAREHOLDER

  The Shares are being registered pursuant to registration rights obligations the Company has to the Selling Shareholder pursuant to a Share Purchase agreement by and between the Company and the Selling Shareholder dated March 20, 1997. The Selling Shareholder has never held any position or office with the Company. The Selling Shareholder is Asia Broadcasting and Communications Network, Ltd., who owns 674,419 shares of common stock prior to the sale. The Selling Shareholder is offering for sale 674,419 shares of common stock and as a result, will not beneficially own any shares of common stock of the Company following the sale. The Selling Shareholder may pledge the Shares to a broker-dealer or a financial institution which may sell the Shares in the event of a default under such pledge agreement.

                        PLAN OF DISTRIBUTION

  Although the Company has been advised by the Selling Shareholder that there are no underwriting arrangements with respect to the sale of the Shares, pursuant to this registration the Selling Shareholder may choose to sell all or a portion of the shares from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

  The Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions with respect to the Shares. In connection with such transactions, such broker-dealers or other financial institutions may engage in short sales of common stock of the Company in the course of hedging the positions they assume with the Selling Shareholder. Such hedging transactions may require or permit the Selling Shareholder to deliver Shares to such broker-dealers or other financial institutions to settle such hedging transactions. The Selling Shareholder may also sell common stock short and deliver Shares to close out such short positions. If so required by applicable law, this Prospectus, as amended or supplemented may be used to effect
(i) the short sales of common stock referred to above, (ii) the sale or other disposition by the broker-dealers or other financial institutions of any Shares they receive pursuant to hedging transactions referred to above, or (iii) the delivery by the Selling Shareholder of Shares to close our short positions. The Selling Shareholder may also pledge the Shares registered hereunder to broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institition may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction).
In addition, any Shares covered by this Prospectus that qualifies for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to the Prospectus.

  The Shares may also be sold by one or more of the following methods, without limitation: (a) block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the trans-action; (b) purchases by a broker or dealer as principal and resale by such broker and dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from Selling Shareholder in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales.

                           INDEMNIFICATION

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.

                            LEGAL MATTERS

  The legality of the Shares offered by this Prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, Woodbridge, New Jersey.

                               EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997, have been so incorporated in reliance on the reports of BDO Seidman LLP and Weinbaum & Yalamanch, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or other
person has been authorized to give
any information or to make any
representations in connection with
this offering other than those
contained in this Prospectus and, if
given or made, such information or
representations must not be relied
upon as having been authorized by      OSICOM TECHNOLOGIES, INC.
the Company.  This Prospectus does
not constitute an offer to sell or a
solicitation of an offer to buy by
anyone in any jurisdiction in which
such offer or solicitation is not
authorized, or in which the person       674,419 Shares of
making such offer or solicitation is          Common Stock
not qualified to do so, or to any
person to whom it is unlawful to
make such offer or solicitation.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create an implication
there has not been any change in the
affairs of the Company since the
date hereof.

    --------------------------        -------------------------------

                               Page             PROSPECTUS

-------------------------------
Available Information           2
Incorporation of                                              , 1997
 Certain Information
 by Reference                   2
Offering Summary                4
The Company                     4
Risk Factors                    5
The Offering                   11
Use of Proceeds                11
Selling Shareholder            11
Plan of Distribution           11
Indemnification                12
Legal Matters                  12
Experts                        13

                               PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

  The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item                                                      Amount

Securities and Exchange Commission Registration Fee   $
Printing and Engraving Expenses                          1,000.00
Accountants' Fees and Expenses                           2,000.00
Legal Fees and Expenses                                  5,000.00
Miscellaneous                                              464.00
                                                      -----------
       Total                                          $ 16,000.00


                                                      -----------
                                                      -----------

Item 15.    Indemnification of Directors and Officers.

  The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Registration Statement on Form S-4, filed September 6, 1996, No. 33-10667, is incorporated herein by reference.


Item 16.    Exhibits.

    Exhibit Number       Description of Document

         2. Stock Purchase Agreement dated as of June 1, 1996 between Osicom and BWAI (E).

         3.1             Restated Certificate of Incorporation dated
                         June 14, 1988 (A).

         3.2             Amended and Restated By-Laws of the


                         Registrant, dated April 13, 1988 (B).

         3.3             Series A Preferred Stock Certificate of
                         Designation (C).

         3.4             Series B Preferred Stock Certificate of
                         Designation (E).

         3.5             Series C Preferred Stock Certificate of
                         Designation (E).

         3.6             Series D Preferred Stock Certificate of
                         Designation (I).

         3.7             Series E Preferred Stock Certificate of
                         Designation (I).

         3.8             Series B Preferred Stock Certificate of
                         Designation (I).

        *5.              Opinion of Greenbaum, Rowe, Smith, Ravin,
                         Davis & Himmel.

        10.1             Line of Credit Agreement with Coast


                         Business Credit dated May 28, 1995 and
                         Modification dated January 1996 (D).

        10.2             Acquisition Agreement of Dynair


                         Electronics, Inc. dated June 8, 1995
(D).

        10.3 Acquisition Agreement of Rockwell Network Systems, Inc. dated January 31, 1996
(D).

        10.4             Acquisition Agreement of Cray


                         Communications, Inc.- US (F).

        10.5             Acquisition Agreement of Digital Products,
                         Inc. (G).

        10.6             Share Purchase Agreement of Asia


                         Broadcasting and Communications Network,
                         Ltd. dated as of March 20, 1997 (J).

        10.7 Cooperation and Supply Agreement with Asia Broadcasting and Communications Network,
                         Ltd. dated as of March 20, 1997 (J).

        21               Subsidiaries of the Registrant (I).

        23.1             Consent of BDO Seidman LLP - Page II-6.

        23.2             Consent of Weinbaum & Yalamanchi - Page II-
                         7.

        23.3             Consent of Arthur Andersen & Co., L.L.P. -
                         Page II-8.

        23.4             Consent of Jay J. Shapiro, CPA - Page II-9.

        23.5 Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel (included in opinion filed as Exhibit 5).

        24.              Power of Attorney.


                         --------------------

The foregoing are incorporated by reference from the Registrant's filings indicated:

  (A)  Form 10QSB for quarter ended April 30, 1996
  (B)  Form 10K for year ended January 31, 1993
  (C)  Form 10K/A for year ended January 31, 1994
  (D)  Form 10-KSB for year ended January 31, 1996
  (E)  Form S-4 dated September 6, 1996
  (F)  Form 8-K dated September 23, 1996
  (G)  Form 8-K dated September 12, 1996
  (H)  Form S-3 dated February 25, 1997
  (I)  Form 10-KSB for year ended Janaury 31, 1997
  (J)  Form 8-K dated April 10, 1997

Item 17.    Undertakings.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
  Statement or any material change to such information in the Registration Statement;

provided however that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 10th day of June, 1997.

                         OSICOM TECHNOLOGIES, INC.


                      By:/s/ Par Chadha
                         ------------------------------
                         Par Chadha,
                         Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                     Date

/s/ Sharon G. Chadha
--------------------       Chairman and              June 10, 1997
SHARON G. CHADHA           Director

/s/ Christopher E. Sue
--------------------       Chief Financial           June 10, 1997
CHRISTOPHER E. SUE         Officer, Principal
                           Financial and
                           Accounting Officer

/s/ Par Chadha
--------------------       Chief Executive           June 10, 1997
PAR CHADHA                 Officer, Director

/s/ Humbert Powell
--------------------       Director                  June 10, 1997
HUMBERT POWELL

/s/ Xin Cheng, Ph.D
--------------------       Director                  June 10, 1997
XIN CHENG, Ph.D

/s/ Leonard Hecht
--------------------       Director                  June 10, 1997
LEONARD HECHT

                             Exhibit  5

            Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
                     Metro Corporate Campus One
                           P.O. Box 5600
                      Woodbridge, NJ 07095-0988

                             June 9, 1997


Osicom Technologies, Inc.
2800 28th Street, Suite 100
Santa Monica, California 90405

     Re:  Osicom Technologies, Inc.

Gentlemen:

     We have acted as counsel to Osicom Technologies, Inc., a New Jersey Corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3
(Registration No. 333-      ), covering the registration of
674,419 shares of common stock, par value $.10 per share ("Common Stock"). We have been asked to issue an opinion as to whether the Common Stock being registered will, when sold, be legally issued, fully paid, non-assessable, and binding obligations of the Company.

     As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

     Based solely upon and subject to the foregoing, we are of the opinion that the shares of Common Stock are duly authorized, issued and full paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

     We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                   Very truly yours,

                                   Greenbaum, Rowe, Smith,
                                     Ravin, Davis & Himmel

                             Exhibit 23.1



                          BDO Seidman, LLP
                1900 Avenue of the Stars, 11th Floor
                       Los Angeles, CA  90067







         Consent of Independent Certified Public Accountants



Osicom Technologies, Inc.
Santa Monica, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 15, 1997, accompanying the financial statements of Osicom Technologies, Inc. (the "Company") as of January 31, 1997, and for the year then ended, as included in the Company's Annual Report on Form 10-KSB for the year ended January 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.




                                                    BDO SEIDMAN, LLP




Los Angeles, California
June 5, 1997

                              Exhibit 23.2


                        Weinbaum & Yalamanchi
                    Certified Public Accountants
                 1800 North Argle Avenue, Suite 413
                   Los Angeles, California  90028
                           (213) 467-8945



                 CONSENT OF INDEPENDENT ACCOUNTANTS




Osicom Technologies, Inc.

       We consent to the use in this registration statement of our report dated April 28, 1997 on Osicom Technologies, Inc.'s, and subsidiaries consolidated financial statements and to the references to us under the caption "Experts" in the Prospectus.

       We consent to the use in this registration statement, through incorporation by reference of our report dated August 5, 1996 (except as to Note 14, as to which the date is August 21, 1996), on Builders Warehouse Association, Inc.'s and subsidiaries consolidated statements.


                                WEINBAUM & YALAMANCHI



Los Angeles, California
June 5, 1997

                                                    Exhibit 23.3


                        ARTHUR ANDERSEN & CO.
                    Certified Public Accountants
                        25/F., Wing On Centre
                     111 Connaught Road Central
                              Hong Kong




              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




       We consent to the incorporation by reference of our report dated July 12, 1996, relating to the financial statements of Uni Precision Industrial Limited, appearing in Form 10-KSB for the year ended May 31, 1996, on the financial statements of Builders Warehouse Association, Inc. (contained in the Registration Statement on Form S-4 for Osicom Technologies, Inc. dated September 6, 1996) in the Registration Statement on Form S-3 for Osicom Technologies, Inc. (which shall be filed on or about April 17, 1997).



                                ARTHUR ANDERSEN & CO.
                                Independent Public Accountants



April 17, 1997

                             Exhibit 23.4


                       Jay J. Shapiro, C.P.A.
                     A Professional Corporation
                       1650 Ventura Boulevard
                              Suite 650
                      Encino, California  91436
                         Tel: (818) 990-4878
                         Fax: (818) 990-4944




                                                     April 18, 1997


       I consent to the incorporation by reference of my report dated September 16, 1995, appearing in Form 10-KSB for the year ended May 31, 1996, on the financial statements of Builders Warehouse Association, Inc. (contained in the Registration Statement on Form S-4 for Osicom Technologies, Inc. dated September 6, 1996) in the Registration Statement on Form S-3 for Osicom Technologies, Inc. (which shall be filed on or about April 18, 1997).


                                /s/ JAY J. SHAPIRO
                                -------------------------------
                                Jay J. Shapiro, C.P.A.
                                a professional corporation